UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2012

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Compensation

On September 11, 2012, the Company’s Board of Directors approved:

•

Annual Incentive Plan (“AIP”) award amounts for the Company’s senior management team for the fiscal year ended June 30, 2012, including a cash award of $4,625 for the Company’s chief financial officer, with such payment deferred until such time as the Company’s recent 5% pay reduction is repaid to all employees who are not members of the senior management team.

•

Equity awards to certain members of the Company’s senior management team, including an award of (a) an option to the Company’s chief financial officer to purchase shares 5,000 shares of the Company’s common stock at $1.73 per share, the closing price for the Company’s shares on the business day immediately preceding the Grant Date of September 11, 2012 (the “Grant Date”), and (b) 5,000 restricted shares of common stock. The option will have a term of ten years from the Grant Date and, to the maximum extent permissible under the relevant Internal Revenue Service regulations, will be made as an Incentive Stock Option. Both the shares under the option and the restricted shares will vest in three equal and annual installments, with the first installment occurring on September 11, 2013.

•

AIP performance metrics, goals and weightings for the Company’s senior management team for the fiscal year ending June 30, 2013. The AIP provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance metrics for the Company’s chief executive officer and chief financial officer include financial performance measures related to the Company’s EBITDA, rescission of a prior salary cut and repayment of such amount to all impacted employees, net cash flow from operating activities and other measures related to the participant’s individual performance. The chief executive officer’s performance metrics also include certain revenue-related performance measures.

•

Long Term Incentive Plan (“LTIP”) performance metrics, goals and weightings for the fiscal year ending June 30, 2013. The LTIP rewards long-term growth and profitability by providing a vehicle through which the Company’s senior management may receive stock-based compensation. The performance metrics for the Company’s chief executive officer and chief financial officer for the fiscal year ending June 30, 2013 include a performance measure related to total shareholder return (as established in the LTIP), and other financial measures related to the Company’s total revenues and EBITDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer